                                                                     Exhibit 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            REYNARD MOTORSPORT, INC.


         REYNARD MOTORSPORT, INC., a corporation organized and incorporated on September 2, 1998, and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         FIRST: That the Board of Directors of the Corporation, by Unanimous Written consent adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of Reynard Motorsport, Inc. be amended and restated so that, as amended and restated, the Certificate of Incorporation shall read as attached hereto as Exhibit A.

         SECOND: That the sole stockholder of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable said amendment.

         THIRD: That the aforesaid amendment and restatement was duly adopted in accordance with the applicable provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Reynard Motorsport, Inc. has caused this Certificate to be signed by Alex S. Hawkridge, its Chief Executive Officer, and attested by John C. Gower, its Secretary this 18th day of November, 1998.

                                          REYNARD MOTORSPORT, INC.


                                          By: /s/ Alex S. Hawkridge
                                              ---------------------------
                                              Alex S. Hawkridge,
                                              Chief Executive Officer
Attest:


/s/ John C. Gower
-------------------------
John C. Gower, Secretary

                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            REYNARD MOTORSPORT, INC.



FIRST.

The name of the corporation is Reynard Motorsport, Inc. (the "Corporation").


SECOND.

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


THIRD.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


FOURTH.

(a) The total number of shares of stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares of capital stock.

(b) Of such authorized shares, Forty Million (40,000,000) shares shall be designated "Class A Common Stock" and have a par value of .01 cents per share.

(c) Of such authorized shares, Ten Million (10,000,000) shares shall be designated "Class B Common Stock" and have a par value of .01 cents per share.

(d) Of such authorized shares, Five Million (5,000,000) shares shall be designated "Preferred Stock" and have a par value of $.01 per share.

The Class A Common Stock shall have all voting rights as permitted by the General Corporation Law of the State of Delaware and the Bylaws of the Corporation.

The Class B Common Stock shall have all voting rights as permitted by the General Corporation Law of the State of Delaware and the Bylaws of the Corporation on the same basis and with equal voting power as the Class A Common Stock, except that holders of such Class B Common Stock shall not be permitted to vote for the election or removal of any directors.

The Board of Directors of the Corporation is hereby expressly authorized, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, at any time and from time to time, to divide the shares of Preferred Stock into one or more series, to establish the number of shares to be included in each such series, to issue in whole or in part the shares of Preferred Stock or the shares of any series thereof, and to fix by resolution or resolutions the designation, powers (voting and otherwise), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, if any, of the Preferred Stock or of any series thereof that may be desired.


FIFTH.

The name and mailing address of the incorporator is:

     L. J. Vitalo
     The Corporation Trust Company
     Corporation Trust Center
     1209 Orange Street
     Wilmington, DE  19801


SIXTH.

The Corporation shall have perpetual existence.


SEVENTH.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot except and to the extent required by the bylaws of the Corporation.


EIGHTH.

The bylaws of the Corporation may be altered, amended, or repealed, or new bylaws may be adopted, only by (i) the affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding voting stock of the Corporation (in addition to any separate class vote that may be required pursuant to the terms of any then outstanding Preferred Stock of the Corporation), or (ii) by resolution of the Board of Directors duly adopted by a vote of not less than a majority of the directors then constituting the full Board of Directors.


NINTH.

(a) Directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified.

(b) The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated, or determined in the manner provided in, the Bylaws of the Corporation.

(c) Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors, or by a sole remaining director.


TENTH.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article Eleventh does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. Any amendment or repeal of this Article Eleventh, or any adoption of any provision of this Certificate of Incorporation inconsistent with this Article Eleventh, shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal or adoption of an inconsistent provision.


ELEVENTH.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TWELFTH.

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders all classes of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of one hundred percent (100%) of the combined voting power of all of the then outstanding shares of all classes of the capital stock of the Corporation entitled to vote shall be required to alter, amend or repeal Articles Fourth, Eighth, Tenth, or this Article Twelfth or any provision thereof or hereof.


THIRTEENTH.

         The Corporation reserves the right, at any time and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein, and all rights conferred upon the stockholders and directors herein are granted subject to this reservation.

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            REYNARD MOTORSPORT, INC.


         REYNARD MOTORSPORT, INC., a corporation organized and incorporated on September 2, 1998, and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         FIRST: That the Board of Directors of the Corporation, by Unanimous Written consent adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of Reynard Motorsport, Inc. be amended and restated so that, as amended and restated, the Certificate of Incorporation shall read as attached hereto as Exhibit A.

         SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment and restatement in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment and restatement was duly adopted in accordance with the applicable provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Reynard Motorsport, Inc. has caused this Certificate to be signed by Alex S. Hawkridge, its Chief Executive Officer, and attested by John C. Gower, its Secretary this 26th day of November, 1998.

                                             REYNARD MOTORSPORT, INC.


                                             By: /s/ Alex S. Hawkridge
                                                 ---------------------------
                                                  Alex S. Hawkridge,
                                                  Chief Executive Officer
Attest:


/s/ John C. Gower
---------------------------
John C. Gower, Secretary

                                                                       EXHIBIT A



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            REYNARD MOTORSPORT, INC.


FIRST.

The name of the corporation is Reynard Motorsport, Inc. (the "Corporation").

SECOND.

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

THIRD.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.

(a) The total number of shares of stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares of capital stock.

(b) Of such authorized shares, Fifty Million (50,000,000) shares shall be designated "Common Stock" and have a par value of .01 cents per share.

(c) Of such authorized shares, Five Million (5,000,000) shares shall be designated "Preferred Stock" and have a par value of $.01 per share.

The Board of Directors of the Corporation is hereby expressly authorized, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, at any time and from time to time, to divide the shares of Preferred Stock into one or more series, to establish the number of shares to be included in each such series, to issue in whole or in part the shares of Preferred Stock or the shares of any series thereof, and to fix by resolution or resolutions the designation, powers (voting and otherwise), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, if any, of the Preferred Stock or of any series thereof that may be desired.

                                                                       EXHIBIT A



FIFTH.

The name and mailing address of the incorporator is:

         L. J. Vitalo
         The Corporation Trust Company
         Corporation Trust Center
         1209 Orange Street
         Wilmington, DE  19801

SIXTH.

The Corporation shall have perpetual existence.

SEVENTH.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot except and to the extent required by the bylaws of the Corporation.

EIGHTH.

The bylaws of the Corporation may be altered, amended, or repealed, or new bylaws may be adopted, only by (i) the affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding voting stock of the Corporation (in addition to any separate class vote that may be required pursuant to the terms of any then outstanding Preferred Stock of the Corporation), or (ii) by resolution of the Board of Directors duly adopted by a vote of not less than a majority of the directors then constituting the full Board of Directors.

NINTH.

(a) Directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified.

(b) The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated, or determined in the manner provided in, the Bylaws of the Corporation.

(c) Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors, or by a sole remaining director.

                                                                       EXHIBIT A


TENTH.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article Eleventh does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. Any amendment or repeal of this Article Eleventh, or any adoption of any provision of this Certificate of Incorporation inconsistent with this Article Eleventh, shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal or adoption of an inconsistent provision.

ELEVENTH.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TWELFTH.

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-seven percent (67%) of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote shall be required to

                                                                       EXHIBIT A


alter, amend or repeal Articles Eighth, Tenth, or this Article Twelfth or any provision thereof or hereof; provided, however, that the sixty-seven percent (67%) voting requirement shall not be required for such alteration, amendment or repeal approved by a vote of not less than two-thirds of the directors then constituting the full Board of Directors.


THIRTEENTH.

         The Corporation reserves the right, at any time and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein, and all rights conferred upon the stockholders and directors herein are granted subject to this reservation.

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            REYNARD MOTORSPORT, INC.


         REYNARD MOTORSPORT, INC., a corporation organized and incorporated on September 2, 1998, and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         FIRST: That the Board of Directors of the Corporation, by Unanimous Written consent adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of Reynard Motorsport, Inc. be amended and restated so that, as amended and restated, the Certificate of Incorporation shall read as attached hereto as Exhibit A.

         SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment and restatement in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment and restatement was duly adopted in accordance with the applicable provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Reynard Motorsport, Inc. has caused this Certificate to be signed by Alex S. Hawkridge, its Chief Executive Officer, and attested by John C. Gower, its Secretary this 16th day of December, 1998.

                                               REYNARD MOTORSPORT, INC.


                                               By: /s/ Alex S. Hawkridge
                                                   -------------------------
                                                    Alex S. Hawkridge,
                                                    Chief Executive Officer
Attest:


/s/ John C. Gower
---------------------------
John C. Gower, Secretary

                                                                       EXHIBIT A


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            REYNARD MOTORSPORT, INC.


FIRST.

The name of the corporation is Reynard Motorsport, Inc. (the "Corporation").

SECOND.

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

THIRD.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.

(a) The total number of shares of stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares of capital stock.

(b) Of such authorized shares, Fifty Million (50,000,000) shares shall be designated "Common Stock" and have a par value of .01 cents per share.

(c) Of such authorized shares, Five Million (5,000,000) shares shall be designated "Preferred Stock" and have a par value of $.01 per share.

The Board of Directors of the Corporation is hereby expressly authorized, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, at any time and from time to time, to divide the shares of Preferred Stock into one or more series, to establish the number of shares to be included in each such series, to issue in whole or in part the shares of Preferred Stock or the shares of any series thereof, and to fix by resolution or resolutions the designation, powers (voting and otherwise), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, if any, of the Preferred Stock or of any series thereof that may be desired.

Effective as of 5:00 p.m., New York, New York time, on the date the Certificate of Amendment to the Amended and Restated Certificate of Incorporation amending this Article Fourth is filed with the Secretary of State of Delaware ("Reverse Split Effective Date"), each
3.037562 issued and outstanding shares of Common Stock, par value .01 cents per share, of this Corporation ("Pre-Split Common Stock") shall be automatically, without further action by the holders of the Pre-Split Common Stock, converted into one share of Common Stock, par value .01 cents per share, of the Corporation ("Post-Split Common Stock") to give effect to a one-for-3.037562 reverse stock split ("Reverse Split"). From and after the Reverse Split Effective Date, each certificate representing shares of Pre-Split Common Stock shall be deemed to represent for all purposes the number of shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock were converted pursuant to the Reverse Split, plus the right to receive a cash payment in lieu of any fractional share as described below.

No fractional shares of Post-Split Common Stock shall be issued in connection with the Reverse Split. In lieu thereof, each holder of record of shares of Pre-Split Common Stock who would otherwise have been entitled to receive a fractional share of Post-Split Common Stock pursuant the Reverse Split shall, upon surrender of such holder's certificates representing shares of Pre-Split Common Stock, be entitled to receive a cash payment equal to the fair market value of the Common Stock as determined by the Board of Directors, multiplied by the fractional share, and such amount shall in no event accrue any interest. From and after the Reverse Split Effective Date, all fractional shares shall be canceled and represent only the right to receive the cash payment described in this paragraph.

FIFTH.

The name and mailing address of the incorporator is:

         L. J. Vitalo
         The Corporation Trust Company
         Corporation Trust Center
         1209 Orange Street
         Wilmington, DE  19801

SIXTH.

The Corporation shall have perpetual existence.

SEVENTH.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot except and to the extent required by the bylaws of the Corporation.

EIGHTH.

Subject to the rights, if any, of the holders of Preferred Stock to take action by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

NINTH.

The bylaws of the Corporation may be altered, amended, or repealed, or new bylaws may be adopted, only by (i) the affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding voting stock of the Corporation (in addition to any separate class vote that may be required pursuant to the terms of any then outstanding Preferred Stock of the Corporation), or (ii) by resolution of the Board of Directors duly adopted by a vote of not less than a majority of the directors then constituting the full Board of Directors.

TENTH.

(a) Directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified.

(b) The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated, or determined in the manner provided in, the Bylaws of the Corporation.

(c) Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors, or by a sole remaining director.

ELEVENTH.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article Eleventh does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. Any amendment or repeal of this Article Eleventh, or any adoption of any provision of this Certificate of Incorporation inconsistent with this Article Eleventh, shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal or adoption of an inconsistent provision.

TWELFTH.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

THIRTEENTH.

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-seven percent (67%) of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles Eighth, Ninth, Eleventh, or this Article Thirteenth or any provision thereof or hereof; provided, however, that the sixty-seven percent (67%) voting requirement shall not be required for such alteration, amendment or repeal approved by a vote of not less than two-thirds of the directors then constituting the full Board of Directors.

FOURTEENTH.

         The Corporation reserves the right, at any time and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein, and all rights conferred upon the stockholders and directors herein are granted subject to this reservation.